Exhibit 10.2

AMENDMENT TO LETTER AGREEMENT

This AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made and entered into as of September 5, 2024, by and among (i) Compass Digital Acquisition Corp., a Cayman Islands exempted company (the “Company”), (ii) HGC Opportunity LLC, a Delaware limited liability company (the “Sponsor”), (iii) Compass Digital SPAC LLC, a Delaware limited liability company (“Original Sponsor”), and (iv) each of the undersigned Persons holding Founder Shares listed on the signature pages hereto and any Persons holding Founder Shares that become a party to this Amendment after the date hereof (collectively, the “Other Holders” and, collectively with the Sponsor and the Original Sponsor, each an “Insider” and, collectively, the “Insiders”), pursuant to the terms of the Letter Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement (as defined below) and, if such term is not defined in the Original Agreement, then in the BCA (as defined below).

RECITALS

WHEREAS, the Company, the Sponsor, the Original Sponsor and the other undersigned Insiders are parties to that certain Letter Agreement, dated as of October 14, 2021 (as amended on August 31, 2023, the “Original Agreement” and, as amended by this Amendment, the “Letter Agreement”), pursuant to which the Sponsor, the Original Sponsor and the other undersigned Insiders agreed, among other matters, to certain transfer restrictions with respect to the Founder Shares and the Private Placement Warrants (or shares issued or issuable upon the conversion or exercise thereof);

WHEREAS, on or about the date hereof, the Company, EEW Renewables Ltd, a company formed under the laws of England and Wales (“EEW”), EEW’s shareholders named therein (together with any transferees of EEW’s ordinary shares prior to the Closing (as defined below) that either sign a joinder agreement to become a party thereto or that become a party thereto pursuant to the drag-along rights to be set forth in EEW’s organizational documents, the “Sellers”), the Sponsor, in the capacity thereunder as the Purchaser Representative, E.E.W. Global Holding Limited, in the capacity thereunder as the Seller Representative, entered into, and upon execution of an Incorporated Entity Joinder Agreement thereto, each of a to be formed Cayman Islands exempted company to be named “EEW Renewables Corp” (“Pubco”) and a to be formed Cayman Islands exempted company to be named “EEW Merger Sub” and a wholly-owned subsidiary of Pubco (“Merger Sub”) will enter into, that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “BCA”);

WHEREAS, pursuant to the BCA, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the “Closing”), (a) Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which, (i) the Company shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of the Company immediately prior to the effective time of the Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent Pubco security, and (b) Pubco shall acquire all of the issued and outstanding ordinary shares of EEW from the Sellers in exchange for Pubco ordinary shares (the “Share Exchange” and, together with the Merger and the other transactions contemplated by the BCA, the “Transactions”), all upon the terms and subject to the conditions set forth in the BCA and in accordance with the provisions of applicable law;

WHEREAS, the parties hereto desire to amend the Original Agreement (i) to add Pubco as a party to the Letter Agreement, (ii) to revise the terms thereof in order to reflect the transactions contemplated by the BCA, including the issuance of Pubco ordinary shares and warrants in exchange for the Company’s ordinary shares and warrants, respectively, (iii) to amend the terms of the lock-up set forth in Section 7 of the Original Agreement and (iv) to grant EEW certain rights to enforce the terms of the Letter Agreement; and

WHEREAS, pursuant to paragraph 13 of the Original Agreement, the Original Agreement can be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of Pubco as a Party to the Letter Agreement. The parties hereby agree to add Pubco as a party to the Letter Agreement upon Pubco’s execution and delivery to the Company, the Sponsor and the Original Sponsor of a joinder agreement in the form attached as Exhibit A hereto (a “Letter Agreement Joinder”). Upon Pubco’s execution of this Amendment through the execution and delivery of the Letter Agreement Joinder, Pubco agrees to be bound by and subject to all of the terms and conditions of this Amendment as the original “Pubco” party hereto. The rights and obligations of Pubco under this Amendment shall not be effective until the execution and delivery by Pubco of a Letter Agreement Joinder. Without limiting the foregoing, notwithstanding anything to the contrary contained in this Amendment, in the event that prior to Pubco’s execution and delivery of a Letter Agreement Joinder, a party seeks to take an action, omission, waiver or amendment that requires the consent, approval or agreement of Pubco under this Amendment, the consent, approval or agreement of Pubco shall not be required for purposes of this Amendment to take such action, omission, waiver or amendment. The parties further agree that, from and after the Closing, (i) all of the rights and obligations of the Company under the Letter Agreement shall be, and hereby are, assigned and delegated to Pubco as if it were the original “Company” party thereto, and (ii) all references to the “Company” under the Letter Agreement relating to periods from and after the Closing shall instead be a reference to Pubco. Upon Pubco’s execution of this Amendment through the execution and delivery of the Letter Agreement Joinder, Pubco agrees to be bound by and subject to all of the terms and conditions of the Letter Agreement, as amended by this Amendment, from and after the Closing as if it were the original “Company” party thereto.

2. Amendments to the Original Agreement. The Parties hereby agree to the following amendments to the Original Agreement:

(a) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the BCA, are hereby added to the Letter Agreement as if they were set forth herein.

(b) The parties hereby agree that from and after the Closing, (i) the terms “Ordinary Shares” and “Founder Shares,” as used in the Letter Agreement shall include any and all Pubco Ordinary Shares into which any such securities shall convert in the Merger, and (ii) the term “Private Placement Warrants” shall include any and all Pubco Warrants into which such securities will convert in the Merger (in each case, together with any other securities of Pubco or any successor entity issued in consideration of, including as a stock split, dividend or distribution, or in exchange for, any of such securities).

(c) Effective upon the Closing, Section 7(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Each Insider agrees, that it, he or she shall not Transfer any Founder Shares during the period (the “Founder Shares Lock-up Period”) commencing from the Closing and ending on the earlier of (x) the date that is 180 days after the Closing and (y) the date after the Closing on which Pubco consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange their equity holdings in Pubco for cash, securities or other property.”

2

(d) Effective upon the Closing, Section 7(c) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Notwithstanding the provisions set forth in Sections 7(a) and 7(b), Transfers of Founder Shares, Private Placement Warrants and Ordinary Shares underlying the Private Placement Warrants (collectively, the “Restricted Securities”) that are held by an Insider (and that comply with this Section 7(c)) are permitted:

(i) in the case of an Insider or its permitted transferees, to any Affiliates of the Insider;

(ii) if the Insider is an entity, as a distribution to all of the shareholders, limited partners, members or other owners of similar equity interests of the Insider in accordance with the Insider’s organizational documents;

(iii) in the case of an individual, by gift to a member of the Insider’s immediate family (for purposes of this Letter Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), or to a trust, the beneficiary (or beneficiaries) of which is one or more members of the Insider’s immediate family, or to a charitable organization;

(iv) in the case of an individual, by virtue of the laws of descent and distribution upon death of the individual;

(v) in the case of an individual, pursuant to a qualified domestic relations order or in connection with a divorce settlement;.

(vi) in connection with any bona fide mortgage, pledge or encumbrance to a financial institution, as collateral or security in connection with any bona fide loan or debt transaction or enforcement thereunder; provided that during the applicable Lock-Up Period such financial institution shall not be permitted to foreclose upon or otherwise take title to or ownership of such Restricted Securities that have been Transferred as collateral or security pursuant to this Section 7(c)(vi); or

(vii) in connection with a transfer pursuant to a bona fide third party tender offer, merger, consolidation, liquidation, share exchange or other similar transaction made to all holders of Pubco Ordinary Shares involving a change of control of Pubco or which results in all of the holders of Pubco Ordinary Shares having the right to exchange their Pubco Ordinary Shares for cash, securities or other property;

provided, that in each of clauses (i) through (vi), unless the transferee is Pubco, the transferee must enter into a written agreement to be bound by the Transfer restrictions set forth in this Section 7 with respect to such Restricted Securities, and there shall be no further transfer of such Restricted Securities except in accordance with the provisions of Section 7 of this Letter Agreement. If dividends are declared and payable on the Insider’s Restricted Securities in Pubco Ordinary Shares, such dividends will also be Restricted Securities subject to the terms of Section 7(a) of this Agreement.”

3

(e) Effective upon the Closing, Section 7 of the Original Agreement is hereby amended to add the following new subsections (d), (e) and (f):

“(d) If any Transfer is made or attempted contrary to the provisions of this Letter Agreement, such purported Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 7, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of each Insider (and any transferees and assigns thereof) until the end of the applicable Lock-up Periods.

(e) During the applicable Lock-up Periods, each certificate or book entry evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LETTER AGREEMENT, DATED AS OF OCTOBER 14, 2021, AS AMENDED ON SEPTEMBER 5, 2024, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDERS NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH LETTER AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, each Insider shall retain all of its rights as a shareholder or warrantholder, as applicable, of Pubco with respect to the Restricted Securities during the Lock-up Periods, including the right to vote any Restricted Securities and the right to exercise any Private Placement Warrants (provided that the Pubco Ordinary Shares issued upon such exercise will be Restricted Securities subject to the Private Placement Warrants Lock-up Period hereunder).”

(f) Effective upon the Closing, Section 11 of the Original Agreement is hereby amended to delete the definition of “Transfer” in subsection (viii) thereof and replace it with the following:

“(viii) “Transfer” shall mean to: (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (C) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (A), (B) or (C) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise.”

(g) Any reference to the term “including” (and with correlative meaning “include”) in the Letter Agreement means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”.

3. Termination of BCA. Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Amendment (and if Pubco has entered into a Letter Agreement Joinder prior thereto, such Letter Agreement Joinder) and all rights and obligations of the parties hereunder (and under the Letter Agreement Joinder, if applicable) shall automatically terminate and be of no further force or effect, and the terms of the Original Agreement without giving effect to this Amendment shall apply to the parties to the Original Agreement prior to giving effect to this Amendment.

4

4. Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of the Letter Agreement by any party, money damages may be inadequate and the non-breaching parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of the Letter Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of the Letter Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under the Letter Agreement, at law or in equity.

5. Intended Third Party Beneficiary. The parties acknowledge and agree that until the Closing occurs, EEW is an intended third-party beneficiary of paragraphs 1 and 7 of the Letter Agreement and this paragraph 5 of this Amendment and shall be entitled prior to the Closing to enforce such sections as an actual party thereto. Each of the parties to the Letter Agreement agrees that prior to the Closing, the Letter Agreement shall not be modified or amended, and no waiver shall be granted by the Company, without the express prior written consent of EEW. In addition, the Company agrees from the date hereof until the Closing to strictly enforce the terms hereof, and not grant any waiver under, any agreement or instrument that purports to limit or prohibit the transfer, disposal or sale of any Company securities held by any Person.

6. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Letter Agreement in the Original Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment (or as the Letter Agreement may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Agreement, including paragraph 18 thereof.

{ Remainder of Page Intentionally Left Blank; Signature Pages Follow}

5

IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its representative thereunto duly authorized this Amendment to Letter Agreement as of the date first above written.

The Company:

COMPASS DIGITAL ACQUISITION CORP.

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Chief Executive Officer

Sponsor:

HCG Opportunity, LLC

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Authorized Person

Original Sponsor:

COMPASS DIGITAL SPAC LLC

By:	/s/ Abidali Z Neemuchwala
Name:	Abidali Z Neemuchwala
Title:	Managing Member

{Signature Page to Insider Letter Amendment}

Other Holders:

/s/ Thomas D. Hennessy
Thomas D. Hennessy

/s/ Nick Geeza
Nick Geeza

/s/ Daniel J. Hennessy
Daniel J. Hennessy

/s/ Joseph Beck
Joseph Beck

/s/ Anna Brunelle
Anna Brunelle

/s/ Kirk Hovde
Kirk Hovde

/s/ Matt Schindel
Matt Schindel

{Signature Page to Insider Letter Amendment}